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                                                                EXHIBIT 23.1




          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Cenveo, Inc. 2001 Long-Term Equity Incentive Plan of our report dated February 4, 2004, with respect to the consolidated financial statements of Cenveo, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

                                                     /s/ Ernst & Young LLP

Denver, Colorado
September 2, 2004